Exhibit 99.1

James River Provides Preliminary Information on Third Quarter Results

PEMBROKE, Bermuda, October 26, 2021 (GLOBE NEWSWIRE) -- James River Group Holdings, Ltd. (the "Company") (NASDAQ: JRVR) today announced preliminary financial results in advance of its full quarterly earnings to be released on November 2, 2021.
The Company expects to report a Net Loss for the third quarter of 2021 of between $23 million and $26 million, and an Adjusted Net Operating Loss of between $25.5 million and $28.5 million. The Combined Ratio for the quarter is expected to be between 120-125%.
The Combined Ratio for the Excess and Surplus Lines (“E&S”) segment would have been in the low 80s for the third quarter of 2021, an improvement as compared to the prior year quarter, absent catastrophe losses, additional reinstatement premiums for casualty treaties, and the previously announced Loss Portfolio Transfer (“LPT”), all impacting the E&S segment and detailed further below. Growth in the E&S segment Gross Written Premium was approximately 20% as compared to the prior year quarter, and approximately 10% across the Company.
The above results are inclusive of the pre-tax impacts of catastrophe losses of $5.0 million related to Hurricane Ida, net of reinsurance recoveries, additional reinstatement premiums of $8.1 million for casualty treaties in the E&S segment, $29.6 million associated with the previously announced LPT, and adverse development of $15.1 million related to the Casualty Reinsurance segment.
Because the Company purchases significant property catastrophe reinsurance, it does not expect any additional net catastrophe losses related to recent events in excess of the $5.0 million included in the quarter.
Non-GAAP Financial Measures
In presenting James River Group Holdings, Ltd.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including adjusted net operating income, are referred to as non-GAAP measures. This non-GAAP measure may be defined or calculated differently by other companies. This measure should not be viewed as a substitute for those measures determined in accordance with GAAP. A reconciliations of such measure to the most comparable GAAP figure is included at the end of this press release.

Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended;

Exhibit 99.1
the downgrade in the financial strength rating of our regulated insurance subsidiaries announced on May 7, 2021, or further downgrades, impacting our ability to attract and retain insurance and reinsurance business that our subsidiaries write, our competitive position, and our financial condition; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform their reimbursement obligations; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance law and regulations; the ongoing effect of Public Law No. 115-97, informally titled the Tax Cuts and Jobs Act, which may have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; the Company or any of its foreign subsidiaries becoming subject to U.S. federal income taxation; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; the effects of the COVID-19 pandemic and associated government actions on our operations and financial performance; potential effects on our business of emerging claim and coverage issues; exposure to credit risk, interest rate risk and other market risk in our investment portfolio; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with Sarbanes-Oxley Act of 2002, as amended; and changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K filed with the SEC on February 26, 2021 and our most recent Quarterly Report on Form 10-Q filed with the SEC on August 5, 2021. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

RECONCILIATION OF NON-GAAP MEASURES

Adjusted Net Operating (Loss) Income
We define adjusted net operating (loss) income as net income excluding net realized and unrealized gains (losses) on investments, as well as non-operating expenses including those that relate to due diligence costs for various merger and acquisition activities, professional fees

Exhibit 99.1
related to the filing of registration statements for the sale of our securities, and costs associated with former employees. We use adjusted net operating (loss) income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net operating (loss) income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.
Our net loss for the quarter ended September 30, 2021 reconciles to our adjusted net operating loss as follows (in thousands):

	Range
	Low	High
Net loss as reported	$(26,000)	$(23,000)
Net realized and unrealized gains on investments	(3,000)	(3,000)
Other expenses	500	500
Adjusted net operating loss	$(28,500)	$(25,500)

Our net income for the quarter ended September 30, 2020 reconciles to our adjusted net operating income as follows (in thousands).

	Three Months Ended
	September 30, 2020
	Income Before Taxes	Net Income
Net income as reported	$30,748	$26,283
Net realized and unrealized gains on investments	(8,929)	(8,824)
Other expenses	(21)	(77)
Adjusted net operating income	$21,798	$17,382

About James River Group Holdings, Ltd.
James River Group Holdings, Ltd. is a Bermuda-based insurance holding company which owns and operates a group of specialty insurance and reinsurance companies. The Company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. Each of the Company’s regulated insurance subsidiaries are rated “A-” (Excellent) by A.M. Best Company. Visit James River Group Holdings, Ltd. on the web at www.jrgh.net.

For more information contact:
Brett Shirreffs
SVP, Finance, Investments, Investor Relations
InvestorRelations@jrgh.net